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                                                                    Exhibit 99.1


                         URSTADT BIDDLE PROPERTIES INC.
                               321 Railroad Avenue
                          Greenwich, Connecticut 06830

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T


March 22, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Urstadt Biddle Properties Inc. has obtained a letter of representation from Arthur Andersen LLP stating that the October 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Arthur Andersen LLP personnel working on the audit and availability of national office consultation.

                                           Very truly yours,

                                           Urstadt Biddle Properties Inc.

                                           /s/ James R. Moore
                                           ------------------

                                           James R. Moore
                                           Executive Vice President,
                                           Chief Financial Officer and Treasurer